Exhibit 10.45

                             DISTRIBUTION AGREEMENT

     This Agreement is made this 14 day of February, 1997 between Marigold Foods, Inc., a Delaware corporation, 2929 University Avenue, Minneapolis, Minnesota 55414, (hereinafter referred to as "Distributor") and Sparta Foods, Inc., a Minnesota corporation, 2570 Kasota Avenue, St. Paul, Minnesota 55108 (hereinafter referred to as "Sparta").

     WHEREAS, Distributor is a wholesale distributor of refrigerated food product, and

     WHEREAS, Sparta is a manufacturer of tortillas, salsa and other Mexican style food products (hereinafter referred to as the "Sparta Product Line"), and

     WHEREAS, Sparta desires to retain the services of Distributor for purpose of distributing its products in the territory hereinafter described.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Products. The Products to be purchased in accordance with this Agreement are listed on the attached Schedule A. Sparta will provide Distributor with a list, from time to time, of the Products which will be available to Distributor. As to the Products on the list, Sparta shall be the exclusive supplier to Distributor of these Products. Sparta reserves the right to change the design of the Products from time to time and may add or delete items from the Product mix. Sparta shall give Distributor sixty (60) day advance notice prior to implementing any change in the design of the products or before adding or deleting items from the product mix.

     2. Territory. The Territory used in this Agreement will be limited to the states of Minnesota, Wisconsin, Iowa, North Dakota, South Dakota and Illinois. If the parties wish to expand the Territory, they may do so by amendment to this Agreement or by separate agreement. Within the Territory, Distributor will have the exclusive right to market the Product referred to in Paragraph 1. Sparta agrees that during the term of this Agreement, it will not sell the Products to other distributors within the designated Territory.

     3. Price. Sparta shall provide Distributor, from time to time, a current price list which shall establish the Price for Products ordered during the effective period of the price list. Sparta shall have the right, from time to time, to establish Prices for its Products and the time period in which said Prices shall be effective. Sparta shall give Distributor thirty (30) days notice prior to the effective date of any Price change.
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     4. Ordering Procedure.  Distributor shall submit a purchase order to Sparta which shall include a Product description code number, quantity and requested pick up date for the Product. Sparta, upon receipt of the purchase order, shall confirm receipt and delivery instructions, at which point the order shall be noncancellable. Sparta shall prepare all orders for pick up at Sparta's dock at 2750 Kasota Avenue, St. Paul, Minnesota. Sparta shall have ten (10) days to prepare the order for pick up by Distributor unless such time is shortened by mutual agreement of the parties in writing.

     5. Delivery. All purchase orders will be FOB Sparta's dock. Purchase orders will be available for pick up within ten (10) days of the receipt of the purchase order from Distributor unless delivery is delayed because of a contingency beyond Sparta's reasonable control including, without limitation, acts of any government or governmental agency, acts of God, strike, lock out, war or national conflict. Title and risk of loss shall pass when the Product has been loaded on Distributor's trucks.

     6. Payment. All sales pursuant to this Agreement shall be made at such prices and on such terms as Sparta shall establish from time to time. Payment shall be made within thirty (30) days after the Product is loaded on Distributor's trucks. Any Payment not received within forty-five (45) days after delivery of the Product will be subject to a reasonable finance charge established from time to time by Sparta.

     7. Trademarks and Licensing Rights. Distributor shall be allowed to use, and unless otherwise instructed by Sparta, shall use the trade name LaCampana-Paradiso for the term of this Agreement. Sparta reserves the right to approve all written advertising and promotional materials using the trade name LaCampana-Paradiso but Distributor is authorized to use the name LaCampana-Paradiso to indicate that it is an authorized distributor of the
Products. Distributor acknowledges that it has no right or interest in the LaCampana-Paradiso name by virtue of this Agreement or of its distribution or solicitation of sales of the Products hereunder. Distributor also agrees not to use the trade name, trademarks, logos or other characteristics of LaCampana-Paradiso Products except in connection with its activities under the terms of this Agreement.

     8. Reports. Distributor agrees to provide such Reports of its activities with respect to the Product and Territory as Sparta may reasonably request.

     9. Expenses. The parties agree that they each will be responsible for Expenses related to their own performance under the terms of this Agreement except that any Expenses associated with advertising and marketing to the trade occurring post warehouse shall be divided equally between Sparta and Distributor provided that said Expenses have been agreed to in advance by the parties.

     10. Term. This Agreement shall continue in full force and effect unless otherwise terminated as provided herein for a period of five (5) years from and after the date set forth above. This Agreement shall automatically renew for additional five (5) year terms unless either party notifies the other in writing of its intent not to renew the Agreement not later than six (6) months prior to the end of then-current term.


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     11.  Termination.  This Agreement may be terminated prior to its expiration if either party breaches any of its obligations hereunder and the other party delivers written notice to the breaching party detailing the alleged breach. If the alleged breach remains uncured for a period of twenty (20) days after delivery of the written notice, the nonbreaching party may then terminate this Agreement by delivery of thirty (30) days written notice of such termination to the breaching party. Upon termination of this Agreement, Distributor shall cease to be an authorized distributor of Sparta and all monies owed to Sparta shall become immediately due and payable, all unshipped orders shall be cancelled with neither party being liable to the other regarding the same and Sparta may purchase from the Distributor any Products at a mutually agreed upon price but not in excess of the costs to Distributor. Upon termination of this Agreement, the Distributor agrees to immediately discontinue to use the names, trademarks, advertising or anything else that might make it appear that Distributor is still handling the Products of Sparta. Upon termination, Sparta shall have the right to market its Products within the Territory, either directly, or through other distributors to the customers previously served under this Agreement and Distributor shall provide Sparta with a customer list of all customers of Distributor to whom Sparta Products have been sold or delivered.

     12. Assignment. Neither party may assign its rights or obligations under this Agreement except upon the express written consent of the other party which consent shall not be unreasonably withheld.

     13. Competing Products. Distributor agrees that it shall not offer for sale any product in the Sparta Product Line or any product competing directly or indirectly with the Products referred to in Paragraph 1 unless they have first requested said Product from Sparta and Sparta has declined to provide said Product in accordance with the provisions of Paragraph 1.

     14. Indemnification. Distributor agrees to indemnify and hold Sparta harmless from and against any claims, liabilities, costs and expenses, including reasonable attorneys' fees, which are incurred by Sparta due to any defect in a Product caused by the negligence or deliberate act of Distributor, its employees, agents or by any other breach by Distributor of its obligations under this Agreement.

     15. Sales Material and Training. Sparta shall, from time to time, provide Distributor information regarding the Products and Product mix and shall make available such sales information, promotional literature and training programs as it deems appropriate to assist Distributor in training its sales staff.

     16. Advertising. Sparta will cooperate with the Distributor and its dealers in providing for advertising and promotion of the Product. Distributor agrees to participate and actively promote and comply with the terms and conditions of such advertising and merchandising programs. Distributor agrees that its advertising must comply with the policies of Sparta and agrees to discontinue any advertising which is not approved by Sparta.


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     17.  Disputes.   If  both  parties   specifically  agree  in  writing,  any
controversy or claim arising out of or relating to the breach of this Agreement may be settled by arbitration.

     18. Legal Relationship. Distributor, at all times, shall be considered an independent contractor with respect to its undertakings hereunder and nothing in this Agreement shall constitute the parties as partners, joint venturers, employees or otherwise associated with one another except to the extent specifically provided herein. Neither party is granted any right or authority to act for, incur, assume or create any obligation, responsibility or liability, express or implied, in the name of the other, and neither may bind the other in any manner whatsoever.

     19. Survival. The termination of this Agreement shall not release either party from any liability, obligation or agreement which, pursuant to any provision of this Agreement, is to survive or to be performed after any such termination.

     20. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties with respect to the subject matter herein and there are no representations, warranties, covenants, agreements or collateral, understandings, oral or written, expressed or implied that are not expressly set forth herein. This Agreement supersedes any and all prior agreements, written or oral, between the parties with respect to the subject matter herein.

     21. Modification and Waiver. No amendment, modification or waiver of any provision of this Agreement shall be binding unless set forth in a written document signed by all parties (in the case of amendments or modifications) or by the party. Any waiver shall be limited to the circumstance or events specifically referenced in the written waiver document and shall not be deemed a waiver of any other term of this Agreement or of the same circumstance or event upon any reoccurrence thereof.

     22. Severability. In the event that a provision of this Agreement is held invalid by a court of competent jurisdiction, the remaining provisions shall nonetheless be enforceable in accordance with their terms. Further, in the event that any provision is held to be overbroad is written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.

     23. Headings. Heading herein do not form a part of this Agreement but are for convenience only.


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     24. Applicable Law. This Agreement shall be deemed to have been executed in the State of Minnesota and shall be interpreted and construed in accordance with and governed by the laws of the State of Minnesota.

     IN WITNESS WHEREOF, the undersigned have executed this Agreement the day and year first above written.

                             MARIGOLD FOODS, INC.


                             BY:      _________________________
                             ITS:     _________________________


                             SPARTA FOODS, INC.


                             BY:      _________________________
                             ITS:     _________________________